Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the China Mobile Games and Entertainment Group Limited Share Option Scheme of our report dated April 13, 2012, with respect to the consolidated financial statements of China Mobile Games and Entertainment Group Limited included in its prospectus dated September 21, 2012 filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming LLP

Guangzhou, the People’s Republic of China

October 8, 2012